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                                                                      Exhibit 21


                         MERIDIAN NATIONAL CORPORATION
                      LIST OF SUBSIDIARIES OF REGISTRANT



                                                    State of Incorporation
          Subsidiary                                   or Organization
          ----------                                ----------------------

     Ottawa River Steel Company                              Ohio

     National Metal Processing, Inc.                         Michigan

     Meridian Environmental Services, Inc.                   Michigan

     EPI Technologies, Inc.                                  Delaware

         Subsidiaries of EPI Technologies, Inc.
         --------------------------------------

            National Purification, Inc.                      Ohio

            MEPI Corp.                                       Ohio

            Environmental Purification
            Industries Company,                              Ohio
                a general partnership 100% owned by
                National Purification, Inc. and MEPI Corp.